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                                                                      Exhibit 24

December 1, 2000

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto, including post-effective amendment or amendments, to be accompanied in each case by a prospectus or supplemental prospectus and any necessary exhibits with respect to the issue and sale of up to $2 billion net aggregate principal amount of any debt, equity, trust or convertible securities of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities which includes allowance for conversions from convertible securities).

Very truly yours,


   /s/ William T. McCormick, Jr.               /s/ Victor J. Fryling
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     William T. McCormick, Jr.                    Victor J. Fryling

         /s/ John Deutch
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          John M. Deutch                          William U. Parfet

     /s/ James J. Duderstadt                    /s/ Percy A. Pierre
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        James J. Duderstadt                        Percy A. Pierre

        /s/ K. R. Flaherty                          /s/ K. L. Way
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       Kathleen R. Flaherty                        Kenneth L. Way

        /s/ Earl D. Holton                         /s/ K. Whipple
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          Earl D. Holton                           Kenneth Whipple

                              /s/ John B. Yasinsky
                        --------------------------------
                                John B. Yasinsky




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Extract from the minutes of a meeting of the Board of Directors of CMS Energy
Corporation (the "Corporation") held on December 1, 2000.

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Proposed Issue and Sale
of Debt, Equity, Trust or Convertible Securities

         To have funds available for general corporate purposes, it was recommended that the Corporation offer, from time to time, at private placement or public sale, up to $2 billion net aggregate principal amount of debt, equity, trust or convertible securities of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities which includes allowance for conversions from convertible securities), including but not limited to (i) common stock, purchase contracts for common stock or stock purchase units, (ii) preferred stock, (iii) unsecured senior or subordinated debt securities, (iv) trust securities ("Trust Securities") of one or more trusts (the Trust"), (v) debt securities issued solely in connection with the sale of the Trust Securities, and (vi) the Corporation's guarantee of Trust Securities of the Trust. One or more Trusts may be formed by the Company. The trust may offer Trust Securities representing interests in the Trust or Trust assets. Any of the foregoing securities issued in a private placement may be offered with registration rights. Management further recommended the appointment of a Special Committee of the Board of Directors to take any and all action to facilitate the proposed offering(s) and to assure that the securities are sold for the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes. The matter was discussed fully.

         Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

              RESOLVED: That the Board of Directors authorizes the issue and sale, from time to time, at private placement or public sale, of up to $2 billion net aggregate principal amount of any debt, equity, trust or convertible securities of the Corporation (plus an additional 20% for the purpose of covering underwriters' over-allotments, price adjustments, or sale of additional securities), including but not limited to (i) common stock, purchase contracts for common stock or stock purchase units, (ii) preferred stock, (iii) unsecured senior or subordinated debt securities,
    (iv) Trust Securities of the Trust, (v) debt securities issued solely in connection with the sale of the Trust Securities and (vi) the Corporation's guarantee of Trust Securities of the Trust (collectively, the "Securities") as discussed at the meeting, each to be sold for the best price and on the best terms obtainable in the judgment of a Special Committee of the Board of Directors appointed for such purposes; and

              RESOLVED FURTHER: That William T. McCormick, Jr., with Ken Whipple, as alternate, is appointed to a Special Committee of this Board of Directors, which shall have the full authority to act on behalf of the Board for the purposes stated in the foregoing resolution with respect to (a) determining the offering price, any underwriting discounts and the proceeds to the Corporation of the proposed issue and sale of the Securities and (b) authorizing the


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    officers to take such further actions as they may deem advisable to carry out the issue and sale of such Securities; and

              RESOLVED FURTHER: That Messrs. Alan M. Wright and Thomas A. McNish (or successors, appointed in writing, by the Chairman of the Board, Vice Chairman of the Board or the President of the Corporation, and filed in the Corporate Secretary's office) are appointed to serve, at the Corporation's request, and are authorized and empowered, for and on behalf of the Corporation, to act as the Corporation's trustees in accordance with the trust agreement, and any amendments thereto, of the Trust; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, for and on behalf of the Corporation, to establish one or more trusts, for the purpose of issuing and selling Trust Securities; and

              RESOLVED FURTHER: That the above-designated Corporation trustees, and each of them, are authorized and empowered, to execute and deliver all documents, papers, applications, agreements and instruments, including but not limited to, a declaration of trust, and any amendments thereto, and to do all acts and things they deem necessary or appropriate and as counsel may advise to carry out the intent and purpose of the foregoing resolutions; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to prepare, execute, and file, or cause to be prepared and filed, one or more Registration Statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, ("Registration Statement") together with all documents required as exhibits to such Registration Statement, with respect to the issue and sale of the Securities, such registration to be in such form as may be approved by the officers executing the same, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments, including post-effective amendments; and

              RESOLVED FURTHER: That any Securities issued in a private placement may be offered with registration rights permitting the Corporation to (i) file a Registration Statement, for the resale of such Securities, or
    (ii) exchange, in a registered exchange offer pursuant to a Registration Statement, such Securities for substantially similar securities; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and directed to appoint an institutional trustee, and any agent or trustees necessary or appropriate in connection with the issuance and sale of the Securities; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and directed to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities of the Corporation as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem advisable; to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith, to execute and file all requisite papers and documents, including but not

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    limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers or any of them of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to cause the Corporation to make application to the New York Stock Exchange, or on such other exchange as the officers may decide, for the listing on such Exchange, upon notice of issuance of the Securities, and to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to execute and deliver on behalf of the Corporation (i) an indenture or indentures, including one or more supplements to any indenture, in the form approved or authorized by the Special Committee under the corporate seal to be thereto affixed and attested, with the trustee or trustees appointed, such indenture or indentures, supplement or supplements and (ii) Corporation guarantee or guarantees relating to the Trust Securities, each to be in such form and content and bear such date as may be approved by the officer of the Corporation executing the same, such approval to be conclusively evidenced by the execution of said indenture or indentures, or supplement or supplements, guarantee or guarantees; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to execute one or more underwriting agreements, purchase agreements, or any other type of agreements between the Corporation and the underwriter or representatives of the underwriters (or any agents) or any other purchaser appointed or named in such agreement or agreements, as they may deem appropriate for the proposed sale of the Securities; and

              RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered to do and to perform, or cause to be done and performed, all such acts, deeds, and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates in the name and on the behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions, including the performance of the obligations of the Corporation under purchase agreements, underwriting agreements and sales agreements, indentures, registration rights agreements, or other similar agreements, certificates or declarations, the Securities, any Registration Statement or any other agreements related to the issuance and sale of the Securities.





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                               - - - - - - - - - -
I, Thomas A. McNish, Vice President and Secretary of CMS Energy Corporation, CERTIFY that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly held on December 1, 2000 at which a quorum was in attendance and voting throughout, and that said resolutions have not since been rescinded but are still in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 4th day of December 2000.



        (S E A L)

                                                            /s/ Thomas A. McNish
                                                   -----------------------------
                                                                Thomas A. McNish
                                                    Vice President and Secretary